Exhibit 10.3(d)
CERTAIN INFORMATION HAS BEEN OMITTED OR REDACTED FROM VERSION OF THIS EXHIBIT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

FOURTH AMENDMENT TO LEASE AGREEMENT

This FOURTH AMENDMENT TO LEASE AGREEMENT (FOURTH AMENDMENT) is made between 1300 E. ANDERSON LANE, LTD., (LANDLORD), and CRYOLIFE, INC., successor in interest to ON-X LIFE TECHNOLOGIES, INC., (TENANT).

LANDLORD and TENANT are parties to the Lease Agreement (Original Lease) dated March 2, 2009, for premises described as Building B (Premises) In the 1300 East Anderson Lane Business Park located at 1300 East Anderson Lane, Austin, Texas.

The Original Lease was amended by First Amendment dated November 15, 2012 In order to add            square feet of office space located In Building C; by Second Amendment dated January 29, 2015 to add and renovate all of Building A, and by Third Amendment also dated January 29, 2015 to renovate building B (collectively, the Lease). By mutual agreement and Tenant's proper notice to Landlord, Building C expansion was terminated as of June 30, 2015. Consequently, Premises now totals            square feet and Includes only Building A and B.

The Lease expires on April 30, 2020. LANDLORD and TENANT wish to extend this Lease for five (5) years under the following terms:

PREMISES
1300 E. Anderson Lane, Building A and B, Austin, Texas 78752

TERM PERIOD
May 1, 2020 through April 30, 2025.

BASE RENT
$           PSF with two and a half percent (2.5%) annual Increases per the rent table below.

PERIOD	PSF	Monthly	Annual
05/01/2020 - 04/30/2021	$	$	$
05/01/2021- 04/30/2022	$	$	$
05/01/2022 - 04/30/2023	$	$	$
05/01/2023 - 04/30/2024	$	$	$
05/01/2024 - 04/30/2025	$	$	$

ADDITIONAL RENT
Rent table above does not include additional rent, which will continue as established In the Lease.

ADDITIONAL WORK
Landlord agrees to participate in fifty percent (50%) of gate security camera installation costs and fiber connections for buildings A and B.

   INSTALLATION
Landlord and Tenant agree that, per article 9 in the Original Lease, an exception is hereby made should Tenant, at Tenant's sole cost, elect to

                                                                       . Landlord does not waive any of Landlord's remedies, particularly as defined In article 21 (Lessor's Remedies), and as referenced in article 22 (Surrender and Holdover). and 23 (Sale of Abandoned Property) of the Original Lease.             must be approved by Landlord in writing prior to installation, whose approval will not be unreasonably withheld.

FIRST RIGHT OF REFUSAL TO PURCHASE
Tenant's existing Right of First Refusal to Purchase as defined in the Original Lease, Addendum #11, is hereby amended to
                                        .

Landlord agrees to pay Tenant's representative, Cushman & Wakefield under separate agreement.

Executed this 8th        day of March ,2019.

LANDLORD: 1300 E. ANDERSON LANE, LTD. /s/ Tony Juarez	TENANT: CRYOLIFE, INC. /s/ D. Ashley Lee
Tony Juarez Vice President Of Its General Partner	Signature D. Ashley Lee Exec. VP COO & CFO
PRINT NAME TITLE

CRYOLIFE INC
AMD 4, LEASE EXTENSION